UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 26, 2007 (April 26, 2007)
Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 994-2700
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Signatures
Exhibit Index
Slides from Presentation
Press Release

Item 7.01 Regulation FD Disclosure.
     Steven F. Leer, Chairman and Chief Executive Officer of Arch Coal, Inc. (the “Company”), will deliver a presentation at the Company’s 2007 annual meeting of stockholders to be held at 10:00 a.m., St. Louis time, on April 26, 2007. The slides from the presentation are attached hereto as Exhibit 99.1 and are hereby incorporated by reference. A copy of the slides will be available at http://investor.archcoal.com/events.cfm for 30 days.
Item 8.01 Other Events.
     On April 26, 2007, the board of directors of the Company authorized an increase in the quarterly common stock cash dividend from $0.06 per share to $0.07 per share. A quarterly cash dividend of $0.07 per share of common stock will be paid on June 15, 2007 to stockholders of record on June 1, 2007. A copy of the press release announcing the increase is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
     The following exhibits are attached hereto and filed herewith.

Exhibit
No.	Description

99.1	Slides from presentation at the 2007 annual meeting of stockholders.

99.2	Press release dated April 26, 2007.

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Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2007	Arch Coal, Inc.

	By:	/s/ Robert G. Jones

Robert G. Jones
Vice President – Law, General Counsel and Secretary

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Exhibit Index

Exhibit
No.	Description

99.1	Slides from presentation at the 2007 annual meeting of stockholders.

99.2	Press release dated April 26, 2007.